Jay Mealey
President
Crown Energy Corporation
215 South State, Suite 550
Salt Lake City, UT  84111


                                  April 3, 1998

Mr. Mealey:

         This letter agreement (this "Agreement") will confirm that Ladenburg Thalmann & Co. Inc. ("Ladenburg") has been retained as a financial advisor to Crown Energy Corporation (the "Company") to perform such financial consulting services as the Company may reasonably request. The term of this agreement (the "Agreement") shall extend through October 3, 1998, provided, however, that either the Company or Ladenburg may terminate this Agreement prior to such date and as of the end of any month upon no less than 30 days prior written notice.

         As compensation for Ladenburg's services, the Company will issue to Ladenburg, or its designees, as the sole compensation payable to Ladenburg hereunder, warrants to purchase 400,000 shares of the Company's common stock. The warrants will be exercisable for five years from the date of issue as follows: (i) 150,000 at $1.50 a share, (ii) 150,000 at $2.00 per share, and
(iii) 100,000 at $2.50 per share. In the event Ladenburg terminates this Agreement, as provided herein, before six months from the date of the execution of this Agreement, the warrants will automatically terminate. The Company also agrees to reimburse Ladenburg for all reasonable out-of-pocket expenses incurred in carrying out the terms of this Agreement, including travel, telephone, facsimile, courier, computer time charges, attorney's fees and disbursements. Any expenses exceeding $15,000 in amount shall require the company's prior written approval. These out-of-pocket expenses will be payable from time to time promptly upon invoicing by Ladenburg therefore.

         Under this Agreement, Ladenburg will work with the Company as financial advisor. Including the following services as reasonably requested by the
Company:

A. Provide corporate finance professionals as reasonably required to assist in potential transaction related issues.

B.       Review of Company operations and financial condition.

C. Analyze financing alternatives available to the Company and make recommendations on appropriate financing strategies.


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Jay Mealey
April 3, 1998
Page 2

D.       Evaluate  potential transactions and  determine appropriate   financing
         strategies for such transactions.

E. Assist the Company in developing an enhanced market for its stock, through investor meetings and Ladenburg's sales force.

         It is contemplated that from time to time the Company may request Ladenburg to perform investment banking services (as distinguished from financial consulting services) in connection with matters involving the Company, such as the private placement of securities; mergers; acquisitions; divestitures; valuations; or corporate reorganizations. Any fees which Ladenburg shall become entitled to receive from the Company in connection with the performance of any such investment banking services shall be set forth in a separate agreement between the Company and Ladenburg and shall be in addition to the compensation provided for under this Agreement. Ladenburg, however, will have no obligation to enter into any separate agreement, the terms and conditions of which must be negotiated between Ladenburg and the Company.

         The Company agrees that if the Company is to conduct a secondary offering of private or public equity shares, or an offering of debt or other securities over the next 12 months from the date of this Agreement, provided this Agreement had not been terminated by Ladenburg, Ladenburg has a right of first refusal to lead manage such an offering which it may exercise by serving written notices to the Company within 30 days of its receipt of the Company's election to proceed with such a secondary offering. Fees for such an offering would be commensurate with similar offerings of similar size.

         In order to enable Ladenburg to render its services hereunder, the Company agrees to provide to Ladenburg, among other things, all information reasonably requested or required by Ladenburg including, but not limited to, information concerning historical and projected financial results and possible and known litigations, and environmental and other contingent liabilities. Ladenburg agrees to keep confidential all information provided to it by the Company (excluding information as is publicly available due to the Company's status as a reporting company) and to safeguard such information with the amount of care used to protect its own proprietary and confidential information. The Company also agrees to make available to Ladenburg such representatives of the Company, including, among others, directors, officers, employees, outside counsel and independent certified public accountants, as Ladenburg may reasonably request. The Company will promptly advise Ladenburg of any material changes in its business or finances. The Company represents that all information made available to Ladenburg by the Company will be complete and correct in all material fact necessary in order to make the statement therein not misleading in light of the circumstances under which such statements are made. In rendering its services hereunder, Ladenburg will be using and relying primarily on such information without independent verification thereof or independent appraisal of any of the Company's assets. Ladenburg does not assume responsibility for the accuracy of completeness of the information to which reference is made hereto.

Jay Mealey
April 3, 1998
Page 3

         The services herein provided are to be rendered solely to the Company. They are not being rendered by Ladenburg as an agent or as a fiduciary of the shareholders of the Company and Ladenburg shall not have any liability or obligation with respect to its services hereunder to such shareholders or any other person, firm or corporation.

         The Company and Ladenburg hereby agree to the terms and conditions of the indemnification Agreement attached hereto as Appendix A with the same force and effect as if such terms and conditions were set forth at length here.

         The parties acknowledge that one party or the other may desire to issue a news release or other announcement concerning the execution of this Agreement. Subject to the requirements of law, the parties agree that any new releases or other announcements concerning the Agreement, or other transactions contemplated hereby, shall be approved in writing by both parties prior to release.

         This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements between the parties. This Agreement cannot be terminated or changed, nor can any of the provisions be waived, except by written agreement signed by all parties hereto or except as otherwise provided herein. This Agreement shall be binding upon an inure to the benefit of any successors and assigns of the Company and Ladenburg.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed solely in such state by citizens thereof. Any dispute arising out of this Agreement shall be adjudicated in the courts of the State of New York in the federal courts sitting in the Southern District of New York, and the Company hereby agrees that service of process upon it by registered or certified mail at its address set forth above shall be deemed adequate and lawful. The parties hereto shall deliver notices to each other by personal delivery or by registered or certified mail (return receipt requested) at the addresses set forth above.

         Please confirm that the foregoing is in accordance with your understanding by signing upon behalf of the Company and returning an executed copy of this Agreement, whereupon after execution by Ladenburg this Agreement shall become binding between the Company and Ladenburg. A telecopy of a signed original of this Agreement shall be sufficient to bind the parties whose signatures appear hereon.

                                            Very truly yours,

                                            LADENBURG, THALMANN & CO. INC.



                                            By: /s/ Benjamin J. Douck
                                               ---------------------------
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Jay Mealey
April 3, 1998
Page 4


ACCEPTED AND AGREED TO:

CROWN ENERGY CORPORATION

By: /s/ Jay Mealey
   -------------------------------
       (Signature)


Name & Title: Jay Mealey, President
             -------------------------
                  (Please Print)


Date:  ______________________________